 Exhibit 99.1

Essential Utilities Reports Solid Q3 2026 Results

Progress Continues on Proposed Merger with American Water

•	GAAP Earnings of $0.36 per share for Q3 2026 and adjusted earnings per share of $0.38 (non-GAAP), which exclude transaction costs associated with the pending merger with American Water
•	Invested $1.1 billion in infrastructure in the first nine months of the year; on track to invest $1.7 billion in 2026

 .

BRYN MAWR, Pa. (November 3, 2026) – Essential Utilities Inc. (NYSE: WTRG) today reported results for the third quarter ended September 30, 2026.

Company Highlights

“Our strong performance this quarter highlights the consistent earnings growth generated by both our water and natural gas divisions,” said Essential Utilities Chairman and Chief Executive Officer Christopher Franklin. “These results demonstrate our team’s dedication to operational excellence and strategic infrastructure investment. As we work toward closing our merger with American Water in Q1 2027, we remain focused on the meaningful benefits our combined organization can bring to the communities we serve and to our shareholders.” Franklin added.

Third Quarter 2026 Operating Results

Essential reported GAAP net income of $103.8 million and earnings per share of $0.36 for the third quarter of 2026, compared to GAAP net income of $92.1 million and earnings per share of $0.33 for the same period in 2025.

The Q3 2026 non-GAAP EPS of $0.38 reflects business results without the impact of merger-related expenses incurred in the quarter.

Revenues for the quarter were $508.3 million compared to $477.0 million in the third quarter of 2025, an increase of 6.6%. Additional revenues from regulatory recoveries and purchased gas costs were the main revenue growth drivers. Operations and maintenance expenses were $152.2 million for the third quarter of 2026, compared to $153.1 million in the third quarter of 2025, a decrease of 0.6%, primarily due to insurance recoveries recognized during the current quarter, as well a decrease in bad debt expense in our regulated natural gas segment, partially offset by other expense categories. Excluding merger-related costs, O&M expenses for the quarter decreased by $5.9 million.

Essential’s regulated water segment reported revenues for the quarter of $380.6 million, an increase of 4.5% compared to $364.1 million in the third quarter of 2025. Regulatory recoveries and additional revenues associated with a larger customer base were the largest contributors to the increase in revenues for the period. Operations and maintenance expenses for Essential’s regulated water segment decreased to $104.8 million for the third quarter of 2026 compared to $105.7 million in the third quarter of 2025, due to a decrease in employee benefits primarily due to insurance recoveries recognized during the quarter, partially offset by additional operating costs associated with recently acquired water and wastewater systems.

Essential’s regulated natural gas segment reported revenues for the quarter of $122.6 million, compared to $108.5 million in the third quarter of 2025, driven primarily by higher rates and surcharges, an increase in purchased gas costs, and an increase from volumes delivered as a result of a favorable increase in customer usage during the quarter. Operations and maintenance expenses for Essential’s regulated natural gas segment decreased to $43.0 million for the third quarter of 2026 compared to $47.5 million in the third quarter of 2025 due to lower bad debt expenses and a beneficial impact from insurance recoveries.

Excluding the one-time items and the impact of abnormal weather, operations and maintenance expenses for the full year are expected to be in line with historic norms.

For the first nine months of 2026, the Company reported revenues of $1,900.9 million, a 7.1% increase, primarily due to regulatory recoveries, increased purchased gas costs, and higher volumes in the regulated natural gas segment, compared to $1,775.5 million in the first nine months of 2025. Operations and maintenance expenses for the first nine months of 2026 totaled $481.6 million, compared to $439.4 million in 2025, including $22.5 million of merger-related expenses through 3Q 2026. Net Income for the first nine months of 2026 totaled $434.0 million, or $1.53 per share, compared to $483.7 million, or $1.73 per share for the same period of 2025.

For the first nine months of 2026, diluted non-GAAP EPS of $1.58 reflects business results without the impact of merger-related expenses.

Dividend

On October 21, 2026, Essential’s board of directors declared a quarterly dividend of $0.3606 per share of common stock. This dividend will be payable on December 1, 2026, to shareholders of record on November 10, 2026.

Essential Utilities has paid consecutive quarterly cash dividends for over 80 years and has increased the dividend 36 times in the last 35 years.

Financing

As of September 30, 2026, Essential’s weighted average cost of fixed-rate long-term debt was 4.14%, and the company had $759 million available on its credit lines.

Rate Activity

Thus far in 2026, the Company’s regulated water segment received rate awards or infrastructure surcharges that will increase annual revenues in Pennsylvania, Indiana, Illinois, Ohio, North Carolina, and New Jersey by $53.6 million, and its regulated natural gas segment received rate awards or infrastructure surcharges in Pennsylvania and Kentucky of $16.9 million.

The Company currently has base rate cases or infrastructure surcharges pending in Texas, Virginia, Illinois, Indiana, and New Jersey for its regulated water and wastewater segment for an estimated $78.5 million in incremental annual revenues. The company currently has a base rate case pending in Pennsylvania for its natural gas segment with a requested revenue increase of $163.2 million to support its Long-Term Infrastructure Improvement Plan, which involves the replacement and retirement of aging gas mains and the associated reduction of greenhouse gas emissions

Capital Expenditures

Essential invested approximately $1.1 billion in the first nine months of 2026 to improve its regulated water and natural gas infrastructure systems and to enhance customer service across its operations. The Company continues to be a leader in the United States at replacing miles of aged underground utility pipes and is committed to maintaining elevated levels of infrastructure investment. Essential is on track to invest $1.7 billion in needed infrastructure investments in 2026.

Water Utility Growth by Acquisition

Essential’s continued growth by acquisition allows the company to provide safe and reliable water and wastewater service to a larger customer base than it could from organic customer growth alone.

Since 2015, Essential has acquired approximately $570 million in rate base and added more than 138,000 new customers or equivalent dwelling units to the company’s footprint.

In October 2026, the Company completed the acquisition of Dril-Quip, Inc., a water and wastewater system located in Harris County, Texas, for approximately $1.1 million. Additionally, on October 19, 2026, the Company entered into an asset purchase agreement to acquire the North Carolina water and wastewater assets of Central States Water Resources, serving approximately 4,100 customers, for approximately $3.5 million.

Further, on October 28, 2026, the Company entered into an asset purchase agreement for the acquisition of the water and wastewater assets of the Village of Buckingham Springs in Pennsylvania, serving approximately 1,300 customers for approximately $2.8 million. On the same date, the Company also entered into an asset purchase agreement to acquire the wastewater assets of the Hempfield Township Municipal Authority in Pennsylvania, serving approximately 1,200 customers for approximately $2.2 million.

The Company has additionally executed purchase agreements for water and wastewater systems in North Carolina and Virginia.

In aggregate, the Company has signed asset purchase agreements, totaling approximately $290 million in purchase price, which are expected to serve over 208,000 customers or equivalent dwelling units. Included among these agreements is the Company’s $276.5 million agreement to acquire the Delaware County Regional Water Quality Control Authority (DELCORA), a Pennsylvania sewer authority that serves approximately 198,000 equivalent dwelling units in the Philadelphia suburbs, is included among these signed purchase agreements.

The pipeline of potential municipal water and wastewater acquisitions the Company is actively pursuing represents approximately 400,000 total customers.

Merger with American Water Works Company, Inc.

The Company is in the process of obtaining the consents and approvals needed to successfully consummate the proposed merger with American Water. So far, the parties have received approval of the merger from regulatory commissions in Kentucky, Ohio and Virginia.

Settlement agreements have also been reached with the relevant regulators in Pennsylvania, North Carolina and Texas. Each settlement agreement remains subject to review and approval by the applicable public utility commission.

We continue to expect the merger to close in the first quarter of 2027.

3Q 2026 Earnings Call Information

Date: November 4th, 2026

Time: 11 a.m. EDT (please dial in by 10:45 a.m.)

Webcast and slide presentation link: https://www.essential.co/events-and-presentations/events-calendar

The call and presentation will be webcast live so interested parties may listen over the internet by logging on to Essential.co and following the link for Investors. The conference call will be archived in the Investor Relations section of the company’s website following the call.

About Essential

Essential Utilities, Inc. (NYSE: WTRG) delivers safe, clean, reliable services that improve quality of life for individuals, families, and entire communities. With a focus on water, wastewater, and natural gas, Essential is committed to sustainable growth, operational excellence, a superior customer experience, and premier employer status. We are advocates for the communities we serve and are dedicated stewards of natural lands, protecting thousands of acres of forests and other habitats throughout our footprint.

Operating as the Aqua and Peoples brands, Essential serves approximately 5.5 million people across nine states. Essential is one of the most significant publicly traded water, wastewater service and natural gas providers in the U.S. Learn more at www.essential.co.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates,” and similar expressions. The Company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent its views only as of today and should not be relied upon as representing its views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, among others: the anticipated receipt of regulatory approvals for, and closing of the company’s proposed merger with American Water; and the anticipated amount of infrastructure investment. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including: the expected timing and likelihood of completion of our proposed merger with American Water; changes in the EPAs regulations; changes in the United States’ governmental policies, including those from the Executive Branch; disruptions in the global economy; potential disruptions in the supply chain for raw and finished materials; the continuation of the company’s growth-through-acquisition program; general economic business conditions; the company’s ability to successfully execute any equity or debt financing transactions, including on an as needed basis; housing and customer growth trends; unfavorable weather conditions; the success of certain cost-containment initiatives; changes in regulations or regulatory treatment; the company’s ability to successfully close municipally owned systems presently under agreement and successfully complete other acquisitions and dispositions; and other factors discussed in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, which are filed with the Securities and Exchange Commission. For more information regarding risks and uncertainties associated with Essential’s business, please refer to Essential’s annual, quarterly, and other SEC filings. Essential is not under any obligation - and expressly disclaims any such obligation - to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

Essential Utilities, Inc. and Subsidiaries

Consolidated Statement of Income

(In thousands, except per share amounts)

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Operating revenues	$508,257	$476,971	$1,900,870	$1,775,504

Cost & expenses:
Operations and maintenance	152,157	153,088	481,587	439,422
Purchased gas	25,382	22,506	310,198	263,882
Depreciation	110,599	103,322	327,286	299,628
Amortization	3,712	3,744	11,046	10,334
Taxes other than income taxes	23,708	24,540	74,141	68,291
Total	315,558	307,200	1,204,258	1,081,557

Operating income	192,699	169,771	696,612	693,947

Other expense (income):
Interest expense	91,319	82,269	267,737	244,143
Interest income	(894)	(1,079)	(3,015)	(1,609)
Allowance for funds used during construction	(6,061)	(6,180)	(17,560)	(19,039)
Other, net	(2,136)	(1,615)	(916)	(1,517)
Income before income taxes	110,471	96,376	450,366	471,969
Income tax expense (benefit)	6,636	4,299	16,414	(11,724)
Net income	$103,835	$92,077	$433,952	$483,693

Net income per common share:
Basic	$0.37	$0.33	$1.5292	$1.7335
Diluted	$0.36	$0.33	$1.5259	$1.7302

Average common shares outstanding:
Basic	284,466	281,784	283,772	279,027
Diluted	285,021	282,298	284,395	279,560

Essential Utilities, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands of dollars)

(Unaudited)

	September 30,	December 31,
	2026	2025

Net property, plant and equipment	15,082,322	14,263,682
Current assets	485,837	610,396
Regulatory assets and other assets	4,726,439	4,590,767
	20,294,598	19,464,845

Total equity	7,127,920	6,857,456
Long-term debt, excluding current portion, net of debt issuance costs and unamortized discount on debt	8,030,165	8,110,167
Current portion of long-term debt and loans payable	670,328	171,961
Other current liabilities	544,389	592,522
Deferred credits and other liabilities	3,921,796	3,732,739
	20,294,598	19,464,845

Essential Utilities, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

The Company is providing disclosure of the reconciliation of adjusted earnings per share, a non-GAAP financial measures referenced in this release, to the most comparable GAAP financial measure. Adjusted earnings per share does not comply with U.S. generally accepted accounting principles (GAAP), and is thus considered to be a “non-GAAP financial measures” under applicable SEC regulations.

Adjusted earnings per share is one of the primary metrics used by management to evaluate the Company’s financial performance and compare it to that of its peers, evaluate the effectiveness of the Company’s business strategies, and in connection with executive compensation decisions. This measure is also frequently used by analysts, investors, and others to evaluate industry peers. Further, the Company believes adjusted earnings per share is helpful in highlighting trends in the Company’s results because it allows for more consistent comparisons of performance between periods by excluding gains and losses that are non-operational in nature or outside the control of management. The Company further believes that this non-GAAP financial measure is useful to investors as a more meaningful way to compare the Company’s operating performance against its guidance. This non-GAAP measure does, however, have certain limitations and should not be considered as an alternative to earnings per share or any other performance.

Adjusted earnings per share adjusts for the following items:

(1)	costs associated with the pending merger with American Water; and

(2)	the income tax impact of the non-GAAP adjustment described above.

Three Months Ended
September 30, 2026
Net income (GAAP financial measure)	$103,835
Adjustments:
(1) Costs associated with the pending merger with American Water	4,934
(2) The income tax impact of the non-GAAP adjustment described above	(1,328)
Adjusted income (Non-GAAP financial measure)	$107,441

Net income per common share (GAAP financial measure):
Basic	$0.37
Diluted	$0.36

Adjusted income per common share (Non-GAAP financial measure):
Basic	$0.38
Diluted	$0.38

Average common shares outstanding:
Basic	284,466
Diluted	285,021

Essential Utilities, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)

(Unaudited)

The Company is providing disclosure of the reconciliation of adjusted earnings per share, a non-GAAP financial measures referenced in this release, to the most comparable GAAP financial measure. Adjusted earnings per share does not comply with U.S. generally accepted accounting principles (GAAP), and is thus considered to be a “non- GAAP financial measures” under applicable SEC regulations.

Adjusted earnings per share is one of the primary metrics used by management to evaluate the Company’s financial performance and compare it to that of its peers, evaluate the effectiveness of the Company’s business strategies, and in connection with executive compensation decisions. This measure is also frequently used by analysts, investors, and others to evaluate industry peers. Further, the Company believes adjusted earnings per share is helpful in highlighting trends in the Company’s results because it allows for more consistent comparisons of performance between periods by excluding gains and losses that are non-operational in nature or outside the control of management. The Company further believes that this non-GAAP financial measure is useful to investors as a more meaningful way to compare the Company’s operating performance against its guidance. This non-GAAP measure does, however, have certain limitations and should not be considered as an alternative to earnings per share or any other performance.

Adjusted earnings per share adjusts for the following items:

(1)	costs associated with the pending merger with American Water; and

(2)	the income tax impact of the non-GAAP adjustment described above.

Nine Months Ended
September 30, 2026
Net income (GAAP financial measure)	$433,952
Adjustments:
(1) Costs associated with the pending merger with American Water	22,455
(2) The income tax impact of the non-GAAP adjustment described above	(6,045)
Adjusted income (Non-GAAP financial measure)	$450,362

Net income per common share (GAAP financial measure):
Basic	$1.53
Diluted	$1.53

Adjusted income per common share (Non-GAAP financial measure):
Basic	$1.59
Diluted	$1.58

Average common shares outstanding:
Basic	283,772
Diluted	284,395

Media Contact:

David Kralle

Vice President, Public Affairs

Media Hotline: 1.877.325.3477
Media@Essential.co

Investor Contact:

Ed Vallejo

Director – Investor Relations

O: 610.645.1191

Edvallejo@essential.co